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                                                                    Exhibit 21.1

                    Corporate Organization of NCO Group, Inc.


           NCO Group, Inc.
           Pennsylvania corporation

                            Wholly-Owned Subsidiaries

           NCO Financial Systems, Inc.
           Pennsylvania corporation

           NCO Funding, Inc.
           Delaware corporation

           Management Adjustment Bureau, Inc.
           New York corporation

           NCO Teleservices, Inc.
           Pennsylvania corporation

           NCO Financial Systems of MI, Inc.
           Michigan corporation

           CRWF Acquisition, Inc.
           Pennsylvania corporation

           K&K Acquisition, Inc.
           Pennsylvania corporation

           CC Services, Inc.
           Pennsylvania corporation

           NCO Financial Systems of NC, Inc.
           North Carolina corporation

          Wholly-Owned Subsidiary of NCO Financial Systems of NC, Inc.


           Goodyear & Associates, Inc.
           North Carolina corporation